UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2014

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On April 1, 2014 (the “Closing Date”), Power Solutions International, Inc. a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, Carl L. Trent, Kenneth C. Trent and CKT Holdings Inc., a Wisconsin corporation (the “Seller”) owned by Carl L. Trent and Kenneth C. Trent, pursuant to which, on the Closing Date, the Company purchased from the Seller all of the issued and outstanding stock of Professional Power Products, Inc., an Illinois corporation (“PPPI”) and wholly-owned subsidiary of the Seller. PPPI is a leading designer and manufacturer of large, custom engineered integrated electrical power generation systems serving the global diesel and natural gas power generation market.

Pursuant to the terms and conditions of the Stock Purchase Agreement, the Company paid approximately $46,000,000 in cash at closing, and will issue to the Seller (or its designees) between $5,000,000 and $15,000,000 in shares of the Company’s common stock, valued at $76.02 per share (i.e., between 65,772 and 197,316 shares), based upon, and following the final determination in accordance with the Stock Purchase Agreement of, the PPPI EBITDA (as defined in the Stock Purchase Agreement). Pursuant to the terms and conditions of the Stock Purchase Agreement, the Company will deliver to the Seller an initial calculation of the number of shares of the Company’s common stock to be issued to the Seller (or its designees) no later than the earlier of March 31, 2015 and 30 days following the Company’s filing of its Form 10-K for the year ending December 31, 2014. Following the final determination of the number of shares of the Company’s common stock to be issued to the Seller (or its designees) in accordance with the Stock Purchase Agreement, the Company will issue such number of shares of its common stock to the Seller (or its designees).

Under the terms of the Stock Purchase Agreement, the cash portion of the purchase price will be increased or decreased after the closing to the extent that the actual closing net working capital of PPPI varies from the estimate on the Closing Date. Additionally, the Stock Purchase Agreement includes customary representations, warranties and covenants, including customary indemnification obligations.

The issuance of the shares of the Company’s common stock to the Seller (or its designees) as described above is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Act. Each of the Seller, Carl L. Trent and Kenneth C. Trent has represented to the Company that it or he (i) is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act, (ii) has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits, risks and other considerations relating to the acquisition and ownership of the shares of the Company’s common stock being issued pursuant to the Stock Purchase Agreement and (iii) is acquiring such shares for its or his own account for investment purposes.

The foregoing summary description of the Stock Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Facility Lease

On the Closing Date and in connection with the Company’s acquisition of PPPI, PPPI entered into an Amended and Restated Lease Agreement (the “Lease Agreement”) with 448 W. Madison LLC, a Wisconsin limited liability company (the “Landlord”) owned by Carl L. Trent, pursuant to which PPPI will lease from the Landlord approximately 11.55 acres of land, and the buildings and other structures located thereon, located at 448 W. Madison St. in Darien, Wisconsin (the “Leased Property”). PPPI uses the Leased Property as its primary manufacturing facility and corporate headquarters, and the Leased Property includes, among other things, approximately 133,891 square feet of industrial warehouse and office space (the “Building”), a 1.10 acre parking lot owned by the Landlord and located across the street from the Building and certain industrial equipment owned by the Landlord and used by PPPI in its manufacturing operations. The term of the Lease Agreement commences on the Closing Date and expires on March 31, 2021, and PPPI has the option to extend the lease term for one additional five-year period. The Lease Agreement includes customary provisions, including with respect to maintenance and insurance. Base rent under the Lease Agreement is $480,000 per year during the first year, payable monthly, with annual increases thereafter based on the percentage increase in the Consumer Price Index (as described in the Lease Agreement) for such year, up to a maximum of 3% per year.

The foregoing summary description of the Lease Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Lease Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amended and Restated Credit Agreement

On the Closing Date and in connection with the Company’s acquisition of PPPI, the Company entered into an Amended and Restated Credit Agreement with Wells Fargo Bank, National Association (the “Amended Credit Agreement”). The Amended Credit Agreement restated the Company’s existing Credit Agreement with Wells Fargo Bank, National Association which was dated June 28, 2013 (the “Original Credit Agreement”). The Amended Credit Agreement provides for (i) an increase in the revolving line of credit available to the Company from $75.0 million to $90.0 million, (ii) a $5.0 million term loan, and (iii) a letter of credit subfacility of the revolving line of credit. The Company’s borrowings under the revolving line of credit are secured by substantially all of the Company’s assets. In connection with its entry into the Amended Credit Agreement and the Company’s acquisition of PPPI, the Company borrowed the entire $5.0 million term loan and $45.3 million under the revolving line of credit. After taking into account such borrowings immediately following the Company’s acquisition of PPPI, the total principal amount outstanding under the Amended Credit Agreement was $66.5 million, consisting of the $5.0 million term loan and $71.5 million of outstandings on the revolving line of credit.

The $5.0 million term loan provided under the Amended Credit Agreement (i) bears interest at either the prime rate plus 3.00% or the LIBOR rate plus 4.50%, (ii) can be prepaid at any time after June 30, 2014 and (iii) amortizes over a 36-month period with monthly principal payments commencing June 1, 2014. The Amended Credit Agreement requires the Company to maintain a fixed charge coverage ratio of at least 1.20:1.00 and to keep its leverage ratio at or below 4.00:1.00 until the term loan is paid in full. After the term loan is paid in full and depending on the Company’s availability under the revolving line of credit, the Amended Credit Agreement requires the Company to maintain a fixed charge coverage ratio of at least 1.00:1.00.

Other than the above-mentioned amendments, the terms and conditions of the Amended Credit Agreement are substantially similar to the Original Credit Agreement. The Amended Credit Agreement also contains customary covenants and restrictions applicable to the Company, including agreements to provide financial information, achieve certain financial covenants, comply with laws, pay taxes and maintain insurance, restrictions on the incurrence of certain indebtedness, guarantees, liens, restrictions on mergers, acquisitions and certain dispositions of assets, and restrictions on the payment of dividends and distributions. The Amended Credit Agreement is scheduled to mature on June 28, 2018.

The foregoing summary description of the Amended Credit Agreement and related documents does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Amended Credit Agreement and related documents, copies of which are attached hereto as Exhibit 10.3 and Exhibit 10.4 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information under the heading “Stock Purchase Agreement” provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information under the heading “Stock Purchase Agreement” provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On the Closing Date, the Company issued a press release relating to its acquisition of PPPI, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

All required financial statements with respect to PPPI will be filed by amendment to this Current Report within 71 days after the date that this report is required to be filed.

(b) Pro Forma Financial Information.

All required pro forma financial information with respect to the Company’s acquisition of PPPI will be filed by amendment to this Current Report within 71 days after the date that this report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of April 1, 2014, by and among Power Solutions International, Inc., Carl L. Trent, Kenneth C. Trent and CKT Holdings, Inc.*

10.2	Amended and Restated Lease Agreement, dated as of April 1, 2014, by and between Professional Power Products, Inc. and 448 W. Madison, LLC.

10.3	Amended and Restated Credit Agreement, dated as of April 1, 2014, by and among Wells Fargo Bank, N.A. as agent for itself and other lenders party thereto, each of the lenders party thereto, Power Solutions International, Inc., The W Group, Inc., Power Solutions, Inc., Power Great Lakes, Inc., Auto Manufacturing, Inc., Torque Power Source Parts, Inc., Power Properties, L.L.C., Power Production, Inc., Power Global Solutions, Inc., PSI International, LLC, XISync LLC and Professional Power Products, Inc., and related documents.

10.4	Joinder to Guaranty and Security Agreement, dated as of April 1, 2014, by and among Wells Fargo Bank, N.A. as agent for itself and the other lenders party thereto, Power Solutions International, Inc., The W Group, Inc., Power Solutions, Inc., Power Great Lakes, Inc., Auto Manufacturing, Inc., Torque Power Source Parts, Inc., Power Properties, L.L.C., Power Production, Inc., Power Global Solutions, Inc., PSI International, LLC, XISync LLC and Professional Power Products, Inc., joining Professional Power Products, Inc. as a party thereto.

99.1	Press release of Power Solutions International, Inc., dated April 1, 2014 (furnished herewith).

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey Chief Financial Officer

Dated: April 2, 2014